U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado	80129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On April 6, 2015, Dr. Michael D. Durham gave notice of his retirement as an employee of Advanced Emissions Solutions, Inc. (the “Company”) effective April 30, 2015 and his resignation as a director of the Company effective April 1, 2015. On April 1, 2015, the Board of Directors (the “Board”) of the Company appointed L. Heath Sampson as President and Chief Executive Officer of the Company and to all positions Dr. Durham had held at the Company’s subsidiaries. Dr. Durham will assist with the transition of leadership until his retirement. The Board has determined that Dr. Durham will be entitled to the severance compensation as set forth in Section III of his Amendment to Employment Agreement with the Company, dated August 26, 2014, which is summarized in and a form of which is filed as Exhibit 10.67 to the Company’s Current Report on Form 8-K filed with the U.S Securities and Exchange Commission (“SEC”) on September 2, 2014. The Board also approved a reduction in the size of the Board by one director on April 1, 2015.

(c)	On April 1, 2015, the Board appointed L. Heath Sampson, the Company’s current Chief Financial Officer and Treasurer, as President and Chief Executive Officer of the Company. Mr. Sampson will continue to serve as a director of ADA-ES, Inc., a wholly-owned subsidiary of the Company (“ADA”), as an ADA manager on the Board of Managers of Clean Coal Solutions, LLC and a manager of other ADA subsidiaries. He will continue to participate in the Company’s short-term and long-term incentive plans for the Company’s executive officers and his current employment agreement with the Company, which is on similar terms as the original employment agreements filed previously for the other executive officers of the Company, and the rider for executive officers, which is summarized in and filed as Exhibit 10.66 to the Company’s Current Report on Form 8-K filed with the SEC on September 2, 2014, will remain in full force and effect. The Compensation Committee of the Board will consider any additional changes to Mr. Sampson’s compensation as a result of his appointment in the near future. He has no family relationships with any other officer or director of the Company and has not been a party to a related party transaction pursuant to Item 404(a) of Regulation S-K.

Prior to his appointment as President and Chief Executive Officer, Mr. Sampson, 44, was appointed as Chief Financial Officer and Treasurer of the Company on August 27, 2014. Prior to joining the Company, he served Square Two Financial, a $500 million private equity backed consumer collections company, as Chief Financial Officer and led a corporate restructuring project. From January 2007 to August 2009, Mr. Sampson served as Chief Financial Officer of First Data Financial Services, a business unit of First Data Corporation, a large-market global SEC registrant, and led strategy development for the $2.5 billion business unit with over 15,000 employees. From February 2005 to January 2007, he served First Data Corporation as the business unit Chief Financial Officer for both the Innovative Payments and Integrated Payment Systems business units. At First Data Corporation, Mr. Sampson also led corporate restructuring projects and was instrumental to a large solution-based corporate turnaround sales effort. He was also employed by Arthur Andersen LLC from the mid-1990s until the early 2000s. During his time at Arthur Andersen, Mr. Sampson served as the Manager of Audit Services and Senior Manager of Business and Risk Consulting. His early business consulting career provided him with broad-based experience in all aspects of corporate operations including supply chain, financial management, operations, customer experience and organizational design. Mr. Sampson holds a Bachelor of Business Administration-Accounting and Masters of Accountancy from the University of Denver.

Item 7.01	Regulation FD Disclosure.

On April 7, 2015, the Company issued a press release announcing the information relating to the disclosures set forth in Item 5.02 of this report.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information furnished pursuant to this Item 7.01, including the attached exhibit, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 7, 2015, Advanced Emissions Solutions Names Heath Sampson as Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015

Advanced Emissions Solutions, Inc. Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 7, 2015, Advanced Emissions Solutions Names Heath Sampson as Chief Executive Officer

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